Exhibit 99.1

April 5, 2010

Xcel Energy to purchase Calpine plants

Acquisition benefits customers, utility’s renewable energy efforts

DENVER—Xcel Energy (NYSE:XEL) and Calpine Corporation (NYSE:CPN) today announced that Public Service Company of Colorado (PSCo), an Xcel Energy company, will purchase two of Calpine’s power plants near Denver, which currently provide power to the utility under power purchase agreements.

The $739 million acquisition stems from an offer by Calpine into a competitive bid process that was part of Xcel Energy’s 2007 Colorado Resource Plan, and was the least cost option among many bids for needed generating resources. The agreement is dependent on regulatory agency approval.

The plants to be purchased are the 621-megawatt Rocky Mountain Energy Center, located near Hudson, Colo., which began commercial operation in 2004, and produces electricity using efficient combined-cycle technology, and the 310-megawatt simple-cycle Blue Spruce Energy Center, located in Aurora, Colo., which began operation in 2003. The plants can collectively provide enough electrical power to meet the needs of approximately 700,000 Colorado households.

“This agreement will be good for our customers because these assets, which are already an integral part of our system, will continue to provide reliable and reasonably priced energy for many years,” said David Eves, president and CEO of Public Service Company of Colorado, an Xcel Energy company. “Knowing that these plants will be part of our long-term generation mix will also help us to more effectively manage system reliability as we strive to meet the state’s newly increased renewable energy standard.”

Thad Hill, Calpine’s Chief Commercial Officer, added, “We have been pleased to provide PSCo with clean, efficient and reliable energy solutions for Colorado ratepayers since 2003. We are confident that the 931 MW of capacity developed and operated by Calpine will continue to serve Colorado’s energy needs for the foreseeable future. We appreciate the hard work and dedication of the energy professionals that have operated these facilities during our ownership.”

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Xcel Energy is a major U.S. electricity and natural gas company that provides a comprehensive portfolio of energy-related products and services to 3.4 million electricity customers and 1.9 million natural gas customers through its regulated operating companies in eight Western and Midwestern states. Company headquarters are located in Minneapolis. More information is available at xcelenergy.com.

Founded in 1984, Calpine Corporation is a major U.S. power company, currently capable of delivering nearly 25,000 megawatts of clean, cost-effective, reliable and fuel-efficient power to customers and communities in 16 states in the United States and Canada. Calpine Corporation is committed to helping meet the needs of an economy that demands more and cleaner sources of electricity. Calpine owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants. Using advanced technologies, Calpine generates power in a reliable and environmentally responsible manner for the customers and communities it serves. Please visit our Web site at www.calpine.com for more information.

This news release includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “will,” “can,” “anticipate,” “expect,” “potential” and similar expressions, and include, among others, those concerning expected strategic and operational plans, as well as assumptions, expectation, intentions or beliefs about future events. Actual results may vary materially and Xcel Energy and PSCo undertake no obligation to update such statements. Factors that could cause actual results to differ materially include, but are not limited to, those risk factors listed from time to time by Xcel Energy and PSCo in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of each of Xcel Energy’s and PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2009.

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2009. These filings are available by visiting the Securities and Exchange Commission’s Web site at www.sec.gov or Calpine’s Web site at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.

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